Exhibit (p)1.79

                      TYEE CAPITAL MANAGEMENT, INC. ("TCM")

                                 CODE OF ETHICS

                               SEPTEMBER 30, 2004

The following Code of Ethics (the "Code") has been adopted by Tyee Capital Management (the "Company") and is designed to comply with Section 17(j) of the Investment Company Act of 1940 (the "1940 Act"), Rule 204A-1 under the Investment Advisers Act of 1940, and the Insider Trading and Securities Fraud Enforcement Act of 1988. This Code is intended to establish standards and guidelines that govern both the business conduct and personal trading of employees of the Company.

1. Statement of General Principles and Standards of Conduct

All employees of the Company shall act with integrity, competence, dignity and in an ethical manner when dealing with the public, clients, prospects, and other employees. Employees must strive to maintain knowledge of and comply with all applicable laws, rules and regulations of any governmental agency, regulatory organization, or professional association that governs the Company's or the employee's professional activities. These principles are based on the fiduciary duty that employees owe to the Company's advisory clients, which include both its separately managed accounts and any mutual funds advised by the Company. The Company has adopted the Standards of Professional Conduct that have been issued by the CFA Institute, a copy of which is attached as Appendix A. Employees shall adhere to these standards in the conduct of their business activities to the extent the standards are applicable to that particular activity.

With respect to personal trading, all employees of the Company owe a fiduciary duty to conduct their personal securities transactions in a manner that does not interfere with portfolio transactions or take unfair advantage of their relationship with the Company. Company personnel must adhere to this general principle as well as the specific requirements set forth in this Code. All employees should understand, however, that technical compliance with the specific requirements of the Code does not automatically insulate them from liability or a review of trades that show a pattern of a breach of an individual's fiduciary duty.

Employees should avoid situations that present actual as well as potential conflicts of interest. As a general principle, it is imperative that the Company's employees also avoid any situation that might compromise or call into question their exercise of independent judgment in the interest of the Company's clients. Areas of concern relating to independent judgment include, among other things, unusual investment opportunities, perks and gifts of more than de minimus value from persons doing or seeking to do business with the Company.

Purchases and sales of securities shall be made only in accordance with this Code and the Company's Policy and Procedures Designed to Detect and Prevent Insider Trading.

2. Definitions

(a) "Access person" means any director, officer, trader, advisory person or employee of the Company.

(b) "Advisory person" means (i) any officer or employee of the Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security. Attached to this Code as Appendix B is the current list of employees considered advisory persons.

(c) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(d) "Beneficial ownership" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities." Beneficial ownership includes accounts of a spouse, minor children and relatives resident in the home of the access person, as well as accounts of another person if the access person obtains benefits from the account substantially equivalent to those of ownership. For additional information, see Appendix C.

(e) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

(f) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

(g) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include:

          (i) direct obligations of the Government of the United States;

          (ii) bankers'  acceptances,  bank certificates of deposit,  commercial
          paper  and  high  quality   short-term  debt  instruments,   including
          repurchase agreements;

          (iii) shares issued by money market funds;

          (iv) shares issued by open-end funds other than a fund that is advised by the Company; and

          (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which is a fund advised by the Company.

3. PreClearance of Transactions

Prior to effecting any personal transaction, access persons shall have all purchases or sales of any security, including shares of a mutual fund advised by the Company, in which they have, or by reason of such purchase acquire, any direct or indirect beneficial ownership, approved in writing by the Company's Compliance Officer. If the Compliance Officer is unavailable to approve a trade, the Chief Investment Officer may approve the trade. If the approving officer of the Company is not in the Company's office and therefore unable to sign the approval form, the employee requesting the approval may rely on a verbal approval and the required approval form must be signed by the approving officer as soon as practicable. Any preclearance approval is valid for 24 hours.

NOTE:  See the  definition  of security in Section  2(g) and the  exemptions  in
Section 5 to determine whether a transaction is subject to the pre-clearance requirement.

4. Prohibited Transactions

(a) Prohibited Purchases and Sales. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership and which to his or her knowledge at the time of such purchase or sale (i) is being considered for purchase or sale by the Company or (ii) is being purchased or sold by the Company. In addition, all access persons shall comply with the Company's Policy and Procedures Designed to Detect and Prevent Insider Trading, which prohibits any person from purchasing or selling a security while in possession of material non-public information or communicating such information in connection with a transaction.

(b) Initial Public Offerings. No access person shall purchase or sell, directly or indirectly, any equity security issued in an initial public offering.

(c) Private Placements. No advisory person shall purchase any securities issued in a private placement (as that term is generally recognized as an exempt transaction from registration under the federal securities laws) except pursuant to the prior written approval of the Company's Compliance Officer, which approval shall take into consideration, among other factors, whether the investment opportunity should be reserved for the Company's advisory client and whether the opportunity is being offered to the advisory person by virtue of his or her position with the Company. In addition, any advisory person who owns or has been authorized to acquire securities in a private placement is required to disclose that ownership if he or she plays a material role in the Company's subsequent investment decision regarding the same issuer of the security. In that circumstance, the Company's decision to purchase such securities must be subject to an independent review by members of the Company's Investment Team with no personal interest in the issuer.

(d) 5-Day Blackout Period. No advisory person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership within a period of five business days before or after a purchase or sale by an advisory client or fund over which the advisory person exercises investment discretion. Any profits realized on trades within the proscribed periods shall be disgorged to the Company for the benefit of the advisory client or fund or, alternatively, to a charitable organization (qualified under Section 5Ol(c) of the Internal Revenue Code) of the advisory person's choice.

The blackout period restriction under this Section should not operate to the detriment of any client account or fund. Therefore, if an advisory person has executed a transaction in a security for his or her personal account and within five business days thereafter wishes to purchase or sell that security for a client account or fund over which he or she exercises investment discretion, the advisory person shall submit a written explanation, at the time of the trade order for the account, to the Compliance Officer describing the circumstances relating to the decision to trade the security for the account. Based on the specific circumstances and a determination that the advisory person has not otherwise violated the Code of Ethics, including the Statement of General Principles and Standards of Conduct, the Compliance Officer shall approve the trade for the client account and, depending on the facts and circumstances, may determine that the prior personal transaction by the advisory person not be considered a violation of the five day black-out period restriction. The
Compliance Officer shall maintain a written record of the approval and any determinations.

(e) Short-Term Trading. For the purpose of preventing the unfair use of information that may be obtained by an advisory person, any profit realized by an advisory person from any purchase and sale, or any sale and purchase, of any security in which he or she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership (other than an exempted security under this Code), within any period of less than 30 days shall inure to and be recoverable by the Company for the benefit of a charitable organization (qualified under Section 5Ol(c) of the Internal Revenue Code) of his or her choice. This prohibition shall not apply unless such advisory person was the beneficial owner of the security or of an interest in the security both at the time of the purchase and sale, or sale and purchase.

Exceptions to the short-term trading ban may be approved in advance by the Company's Compliance Officer where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban. Circumstances that could provide the basis for an exception under this paragraph may include for example, among other things, an involuntary transaction that is the result of unforeseen corporate activity, the disclosure of a previously nonpublic, material corporate, economic or political event or activity that could cause a reasonable person in like circumstances to sell a security even if originally purchased as a long term investment, or the advisory person's economic circumstances materially change in such a manner that enforcement of the short-term trading ban would cause an extreme hardship on the advisory person.

(f) Exemption for Large Cap Trades. The prohibitions in Section 4(d) and 4(e) shall not apply to the purchase or sale by the advisory person of a security issued by a company with a market capitalization greater than $10 billion at the time of the transaction. This exception to the black-out period and short-term trading prohibitions recognizes that transactions by the advisory person or the Company which involve securities of companies with a high market capitalization are not likely to materially affect the price of the security involved.

5. Exempted Transactions

In addition to any other exemptions in this Code and except as otherwise noted below, the prohibitions of Section 4 and the preclearance required by Section 3 of this Code shall not apply to:

(a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control. Access persons should review any third party discretionary accounts with the Compliance Officer to determine if that account is exempt under this provision.

(b) Purchases or sales of securities that are not eligible for purchase or sale by the Company.

(c) Purchases or sales which are non-volitional on the part of either the access person or the Company (e.g., stock splits, automatic conversions, etc.).

(d) Purchases which are part of an automatic dividend reinvestment or investment plan.

(e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(f) Purchases and sales of financial futures or option contracts on securities indexes traded on a national securities or commodities exchange, including exchange-traded unit investment trusts or funds (also known as ETFs).

(g) Purchases and sales approved by the Company's Compliance Officer if it is determined after appropriate inquiry that the transaction is not potentially harmful to an advisory client because it would be very unlikely to affect a highly institutional market, or because it clearly is not related economically to the securities eligible to be purchased, sold or held by the Company, and that the purchase or sale does not violate the Insider Trading and Securities Fraud Enforcement Act of 1988.

6. Prohibited Activities by Advisory Persons

(a) Gifts. Advisory persons are prohibited from receiving, either directly or indirectly, anything of value in excess of a "de minimus" amount from any person or any employee of an entity that does or seeks to do business with the Company. Employees are prohibited from the receipt of any entertainment from any company with which the Company has current or prospective business dealings, unless the entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety.

(b) Service as a Director. Advisory persons are prohibited from serving on the boards of directors of publicly traded companies, absent a prior authorization from the Compliance Officer based on a determination that the board service would not be inconsistent with the interests of the Company's advisory clients.

(c) Misuse of Inside Information. All employees must comply with the provisions of the Company's Policy on Insider Trading, which is designed to prevent and detect the misuse of material, nonpublic information.

7. Reporting

(a) Duplicate Confirmations. The Trading Department or Compliance Officer will obtain duplicate brokerage confirmations for all purchases and sales of a security by access persons and shall compile summaries of all trades entered and all transactions completed. Such reports shall include the name of the security, date of transaction, quantity, price and the broker-dealer through which the transaction was effected. The obligation to provide duplicate confirmations applies to all brokerage transactions even if the transaction is exempt from the prohibitions under this Code.

(b) Disclosure of All Personal Holdings. Each access person shall provide a list of all security holdings (a "holdings report") beneficially owned by the access person (1) within 10 days of commencement of employment and (2) on an annual basis thereafter by January 30. The holdings report shall contain (i) the title and type of security, the exchange ticker symbol or CUSIP number, the number of shares held, and the principle amount of each security in which the access person has any direct or indirect beneficial ownership, (ii) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held, and (iii) the date the access person submits the report. Each holdings report must be current as of a date no more than 45 days prior to the date the report was submitted.

(c) Quarterly Transaction Report. Each access person shall provide a completed quarterly transaction report no later than 30 days after the end of each calendar quarter. The report must describe each security transaction for the prior quarter and set forth the name of the security, date of transaction, quantity, price and the broker-dealer through which the transaction was effected. The report does not require the access person to duplicate information contained in confirmations received by the Company under paragraph 7(a) of the Code.

8. Reporting Violations; Certification of Compliance

(a) Access persons must report any violations of the Code (committed either by the reporting employee or any other employee of the Company) promptly to the Compliance Officer. The reporting of a violation shall be treated as confidential by the Company and its Compliance Officer.

(b) Access persons shall certify upon inception of employment and annually thereafter that they (i) have read and understood the Code and are subject thereto, (ii) have complied with the requirements of the Code and (iii) have disclosed or reported all personal securities transactions as required by the Code. The Company shall provide all employees with a copy of the Code and any amendments.

9. Sanctions

Upon discovering a violation of this Code, the Company may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

On an annual basis, the Compliance Officer shall prepare a written report to the management of the Company that (1) summarizes existing procedures concerning personal investing and any changes in the Code or other procedures during the past year, (2) identifies any violations of the Code requiring significant remedial action during the past year, and (3) identifies any recommended changes in existing restrictions and procedures based on the Company's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

                                   APPENDIX A

                                  Statement of
                      The Standards of Professional Conduct

Standard I:  Fundamental Responsibilities.  Members shall:

A. Maintain knowledge of and comply with all applicable laws, rules and regulations (including AIMR's Code of Ethics and Standards of Professional Conduct) of any government, governmental agency, regulatory organization, licensing agency, or professional association governing the members' professional activities.

B. Not knowingly participate or assist in any violation of such laws, rules, or regulations.

Standard II:  Relationships with and Responsibilities to the Profession

A.        Use of Professional Designation.

          1. AIMR members may reference their membership only in a dignified and judicious manner. The use of the reference may be accompanied by an accurate explanation of the requirements that have been met to obtain membership in these organizations.

          2. Those who have earned the right to use the Chartered Financial Analyst designation may use the marks "Chartered Financial Analyst" or "CFA" and are encouraged to do so, but only in a proper, dignified, and judicious manner. The use of the designation may be accompanied by an accurate explanation of the requirements that have been met to obtain the right to use the designation.

          3. Candidates in the CFA Program, as defined in the AIMR Bylaws, may reference their participation in the CFA Program, but the reference must clearly state that an individual is a candidate in the CFA Program and cannot imply that the candidate has achieved any type of partial designation.

B.        Professional Misconduct.

          1. Members shall not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

          2. Members and candidates shall not engage in any conduct or commit any act that compromises the integrity of the CFA designation or the integrity or validity of the examinations leading to the award of the right to use the CFA designation.

C. Prohibition against Plagiarism. Members shall not copy or use, in substantially the same form as the original, material prepared by another without acknowledging and identifying the name of the author, publisher, or source of such material. Members may use, without acknowledgment, factual information published by recognized financial and statistical reporting services or similar sources.

Standard III:  Relationships with and Responsibilities to the Employer

A.        Obligation to Inform Employer of Code and Standards. Members shall:

          1. Inform their employer in writing, through their direct supervisor, that they are obligated to comply with the Code and Standards and are subject to disciplinary sanctions for violations thereof.

          2. Deliver a copy of the Code and Standards to their employer if the employer does not have a copy.

B. Duty to Employer. Members shall not undertake any independent practice that could result in compensation or other benefit in competition with their employer unless they obtain written consent from both their employer and the persons or entities for whom they undertake independent practice.

C.        Disclosure of Conflicts to Employer. Members shall:

          1. Disclose to their employer all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to interfere with their duty to their employer or ability to make unbiased and objective recommendations.

          2. Comply with any prohibitions on activities imposed by their employer if a conflict of interest exists.

D. Disclosure of Additional Compensation Arrangements. Members shall disclose to their employer in writing all monetary compensation or other benefits that they receive for their services that are in addition to compensation or benefits conferred by a member's employer.

E. Responsibilities of Supervisors. Members with supervisory responsibility, authority, or the ability to influence the conduct of others shall exercise reasonable supervision over those subject to their supervision or authority to prevent any violation of applicable statutes, regulations, or provisions of the Code and Standards. In so doing, members are entitled to rely on reasonable procedures designed to detect and prevent such violations.

Standard IV:  Relationships with and Responsibilities to Clients and Prospects

A.        Investment Process.

A.1       Reasonable Basis and Representations. Members shall:

          a.   Exercise   diligence  and   thoroughness  in  making   investment
               recommendations or in taking investment actions.

          b. Have a reasonable and adequate basis, supported by appropriate research and investigation, for such recommendations or actions.

          c.   Make  reasonable  and  diligent  efforts  to avoid  any  material
               misrepresentation   in  any   research   report   or   investment
               recommendation.

          d. Maintain appropriate records to support the reasonableness of such recommendations or actions.

A.2       Research Reports. Members shall:

          a. Use reasonable judgment regarding the inclusion or exclusion of relevant factors in research reports.

          b.   Distinguish between facts and opinions in research reports.

          c. Indicate the basic characteristics of the investment involved when preparing for public distribution a research report that is not directly related to a specific portfolio or client.

A3. Independence and Objectivity. Members shall use reasonable care and judgment to achieve and maintain independence and objectivity in making investment recommendations or taking investment action.

B.        Interactions with Clients and Prospects.

B.1 Fiduciary Duties. In relationships with clients, members shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom the duty is owed. Members must act for the benefit of their clients and place their client's interests before their own.

B.2       Portfolio Investment Recommendations and Actions. Members shall:

          a. Make a reasonable inquiry into a client's financial situation, investment experience, and investment objectives prior to making any investment recommendations and shall update this information as necessary, but no less frequently than annually, to allow the members to adjust their investment recommendations to reflect changed circumstances.

          b. Consider the appropriateness and suitability of investment recommendations or actions for each portfolio or client. In determining appropriateness and suitability, members shall consider applicable relevant factors, including the needs and circumstances of the portfolio or client, the basic characteristics of the investment involved, and the basic characteristics of the total portfolio. Members shall not make a recommendation unless they reasonably determine that the recommendation is suitable to the client's financial situation, investment experience, and investment objectives.

          c. Distinguish between facts and opinions in the presentation of investment recommendations.

          d. Disclose to clients and prospects the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed and shall promptly disclose to clients and prospects any changes that might significantly affect those processes.

B.3 Fair Dealing. Members shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

B.4 Priority of Transactions. Transactions for clients and employers shall have priority over transactions in securities or other investments of which a member is the beneficial owner so that such personal transactions do not operate adversely to their clients' or employer's interests. If members make a recommendation regarding the purchase or sale of a security or other investment, they shall give their clients and employer adequate opportunity to act on the recommendation before acting on their own behalf. For purposes of the Code and Standards, a member is a "beneficial owner" if the member has

          a.   a direct or indirect pecuniary interest in the securities;

          b. the power to vote or direct the voting of the shares of the securities or investments;

          c. the power to dispose or direct the disposition of the security or investment.

B.5 Preservation of Confidentiality. Members shall preserve the confidentiality of information communicated by clients, prospects, or employers concerning matters within the scope of the client-member, prospect-member, or employer-member relationship unless the member receives information concerning illegal activities on the part of the client, prospect, or employer.

B.6 Prohibition against Misrepresentation. Members shall not make any statements, orally or in writing, that misrepresent

          a.   the services that they or their firms are capable of performing;

          b. the power to vote or direct the voting of the shares of the securities or investments;

          c. the power to dispose or direct the disposition of the security or investment.

          Members shall not make or imply, orally or in writing, any assurances or guarantees regarding any investment except to communicate accurate information regarding the terms of the investment instrument and the issuer's obligations under the instrument.

B.7 Disclosure of Conflicts to Clients and Prospects. Members shall disclose to their clients and prospects all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to impair the member's ability to make unbiased and objective recommendations.

B.8 Disclosure of Referral Fees. Members shall disclose to clients and prospects any consideration or benefit received by the member or delivered to others for the recommendation of any services to the client or prospect.

Standard  V. Relationships with and Responsibilities to the Investing Public

A. Prohibition against Use of Material Nonpublic Information. Members who possess material nonpublic information related to the value of a security shall not trade or cause others to trade in that security if such trading would breach a duty or if the information was misappropriated or relates to a tender offer. If members receive material nonpublic information in confidence, they shall not breach that confidence by trading or causing others to trade in securities to which such information relates. Members shall make reasonable efforts to achieve public dissemination of material nonpublic information disclosed in breach of a duty.

B.        Performance Presentation

         1. Members shall not make any statements, orally or in writing, that misrepresent the investment performance that they or their firms have accomplished or can reasonably be expected to achieve.

         2. If members communicate individual or firm performance information directly or indirectly to clients or prospective clients, or in a manner intended to be received by clients or prospective clients, members shall make every reasonable effort to assure that such performance information is a fair, accurate, and complete presentation of such performance.

                                   APPENDIX B


Thomas R. Abernethy
Amaya M. Bilbao Cromwell
Mickey S. Brivic
Michael C. Coyne
Jeff B. Curtis
Richard J. Johnson
Julie R. McAdams
Dayton E. Rodegerdts

                                   APPENDIX C


                        Examples of Beneficial Ownership

For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

o securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

o securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

o securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and
          stepparents,   in  each  case  treating  a  legal  adoption  as  blood
          relationship) has a beneficial interest (using these rules) in the trust;

o securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

o securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

o securities held by a personal holding company controlled by you alone or jointly with others;

o securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

o securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will not be deemed to have beneficial ownership of securities in the following situations:

o securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

o securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to Chief Compliance Officer.